UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 27, 2026

Non-Invasive Monitoring Systems, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-13176	59-2007840
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Blvd., Suite 180

Miami, Florida 33137

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (305) 575-4200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 27, 2026, Non-Invasive Monitoring Systems, Inc., a Florida corporation (the “Company”), filed Articles of Amendment to the Company’s Articles of Incorporation (“Articles of Amendment”) with the Secretary of State of the State of Florida to effect a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.01 per share (“Common Stock”), at a ratio of 1-for-150.

The Company’s board of directors (the “Board”), acting by unanimous written consent in lieu of a meeting on May 22, 2026, and the holders of a majority of the Company’s outstanding shares of Common Stock, acting by written consent in lieu of a special meeting on June 4, 2026, had previously authorized a reverse stock split of the Company’s Common Stock by a ratio of no less than 1-for-100 and no more than 1-for-500, with the exact ratio to be determined by the Board in its sole discretion. On July 13, 2026, the Board, acting by unanimous written consent in lieu of a meeting, authorized the Company to effect the reverse stock split at the ratio of 1-for-150.

The reverse stock split became effective in the market on July 30, 2026 (the “Effective Time”). At the Effective Time, every one hundred and fifty (150) shares of the Company’s Common Stock were automatically combined into one (1) share of Common Stock. Any fractional shares of the Company’s Common Stock that would have resulted from the reverse stock split were rounded up to the nearest whole share. Immediately prior to the Effective Time, the Company had 154,810,655 shares of Common Stock issued and outstanding. Immediately following the Effective Time, the Company has 1,032,640 shares of Common Stock issued and outstanding.

The reverse stock split did not change the par value of the Company’s Common Stock, which remains $0.01 per share, or the number of authorized shares of the Company’s Common Stock, which remains 400,000,000.

The reverse stock split affects all holders of the Company’s Common Stock equally and does not affect any stockholder’s percentage ownership interest in the Company, except for de minimus adjustments that resulted from the treatment of fractional shares. The rights and privileges of the holders of shares of the Company’s Common Stock are substantially unaffected by the reverse stock split.

As a result of the reverse stock split, the number of shares of the Company’s Common Stock that may be issued upon conversion or exercise of outstanding securities convertible into, or exercisable or exchangeable for, shares of the Company’s Common Stock, and the conversion or exercise prices for those securities, will also be ratably adjusted in accordance with their terms.

The Company’s Common Stock is quoted on the OTC Markets, Pink Limited Market under the symbol “NIMU.” The reverse stock split will be reflected in the market quotation on or around the Effective Time under the new CUSIP number 655366607. Stockholders will have their positions automatically adjusted to reflect the reverse stock split and are not required to take any action.

The foregoing description of the Articles of Amendment is qualified in its entirety by reference to the full text of the Articles of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed with this Form 8-K:

Exhibit No.	Description of Exhibits
3.1	Articles of Amendment to Articles of Incorporation, filed July 27, 2026

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NON-INVASIVE MONITORING SYSTEMS, INC.

	By:	/s/ James Martin
	Name:	James Martin
	Title:	Chief Financial Officer

Dated: July 30, 2026